UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:

January 9, 2006

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of	(Primary Standard Indus.	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(781) 843-3812

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2005, Pipeline Data Inc. (“Pipeline”) entered into a financing arrangement with Sheridan Capital Advisors, LLC. Under the arrangement, Pipeline issued Sheridan Capital Advisors, LLC. a $15,000,000 secured senior note that will mature on December 20, 2006 (the “Note”). The Note bears interest at seventeen percent (17%). Pipeline granted to Sheridan Capital Advisors, LLC. a first priority security interest in Pipeline’s assets pari passu with Pipeline’s $2,000,000 obligation of CAMOFI Master LDC. No equity in Pipeline was issued in connection with the Sheridan financing. The proceeds from the financing have enabled Pipeline to complete its acquisition of Charge.com, Inc. and to repay all amounts outstanding under the $6,000,000 convertible debt obligation to Laurus Master Fund, Ltd.

Upon a public offering of Pipeline’s equity securities, Pipeline shall be required to repay at least $7.5 million in aggregate principal amount of the Note (plus accrued interest to the date of repayment). Upon the sale of any assets of Pipeline or any of its subsidiaries in a transaction or series of transactions in excess of $50,000, Pipeline shall be required to use 100% of the proceeds of such asset sale to repay the principal amount of the Note (plus accrued interest to the date of repayment).

Pipeline has the right to prepay, in cash, all or a portion of the Note at 110% of the principal amount thereof plus accrued interest to the date of repayment. Notwithstanding the foregoing, in the event Pipeline prepays the Note in full or repays it at maturity and the aggregate amount received by the Lender from all prepayments and interest shall be less than $2.1 million.

The information in this Form 8-K is being furnished pursuant to Item 1.01 “Entry into a Material Definitive Agreement” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of Direct Financial Obligation.

On December 20, 2005, Pipeline entered into a financing arrangement with Sheridan Capital Advisors, LLC. Under the arrangement, Pipeline issued Sheridan Capital Advisors, LLC. a $15,000,000 secured senior note that will mature on December 20, 2006 (the “Note”). The Note bears interest at seventeen percent (17%). Pipeline granted to Sheridan Capital Advisors, LLC. a first priority security interest in Pipeline’s assets pari passu with Pipeline’s $2,000,000 obligation of CAMOFI Master LDC. No equity in Pipeline was issued in connection with the Sheridan financing. The proceeds from the financing have enabled Pipeline to complete its acquisition of Charge.com, Inc. and to repay all amounts outstanding under the $6,000,000 convertible debt obligation to Laurus Master Fund, Ltd.

Upon a public offering of Pipeline’s equity securities, Pipeline shall be required to repay at least $7.5 million in aggregate principal amount of the Note (plus accrued interest to the date of repayment). Upon the sale of any assets of Pipeline or any of its subsidiaries in a transaction or series of transactions in excess of $50,000, Pipeline shall be required to use 100% of the proceeds of such asset sale to repay the principal amount of the Note (plus accrued interest to the date of repayment).

Pipeline has the right to prepay, in cash, all or a portion of the Note at 110% of the principal amount thereof plus accrued interest to the date of repayment. Notwithstanding the foregoing, in the event Pipeline prepays the Note in full or repays it at maturity and the aggregate amount received by the Lender from all prepayments and interest shall be less than $2.1 million.

The information in this Form 8-K is being furnished pursuant to Item 2.03 “Creation of Direct Financial Obligation” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The proceeds from the $15,000,000 financing from Sheridan Capital Advisors, LLC. have enabled Pipeline to complete its acquisition of Charge.com, Inc. and to repay all amounts outstanding under the $6,000,000 convertible debt obligation to Laurus Master Fund, Ltd.

Pipeline used $7.5 million of the $15 million to purchase Charge.com (in addition to separate consideration of $9.5 million in shares of Pipeline restricted common stock at a per share price of $1.03) and $5,947,362 to repay its $6,000,000 convertible debt obligation to Laurus Master Fund, Ltd. A portion of the remaining proceeds were used for fees and expenses associated with the transactions and the remainder will be used for working capital for Pipeline.

The information in this Form 8-K is being furnished pursuant to Item 8.01 “Other Events” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	January 9, 2006	By:	Pipeline Data Inc. /s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer